EXHIBIT 3.2
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                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                             TRI-VALLEY CORPORATION

     Tri-Valley Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of TRI-VALLEY CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth (a)" so that, as amended, said Article shall be and read as follows:

"FOURTH. (a) The total number of shares of stock which the corporation is authorized to issue is one hundred million shares of common stock at .001 par value, and five (5) million shares of preferred stock at .001 par value."


     RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding a new Article thereof numbered "Fourteenth" which Article Fourteenth shall be and read as follows:

"FOURTEENTH. In accordance with the terms of Section 203(b) of the General Corporation Law of the State of Delaware, the corporation hereby elects to have
Section 203 of the General Corporation Law of the State of Delaware govern the corporation"


SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:     That  said  amendment  was  duly  adopted  in  accordance  with  the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:     That  the  capital of said corporation shall not be reduced under or by  reason  of  said  amendment.

IN WITNESS WHEREOF, said TRI-VALLEY CORPORATION has caused this certificate to be signed by Thomas J. Cunningham, an Authorized Officer, this ___ day of __________, ____.



                         BY:  ___________________________________________
                                THOMAS  J.  CUNNINGHAM,  CHIEF FINANCIAL OFFICER